CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Kevin B. Halter, Jr. , President, Chief Executive Officer and Chief Financial Officer of DYM Energy Corporation., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the quarterly report on Form 10-K of DYM Energy Corporation. for the year ended August 31, 2012 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of DYM Energy Corporation.

Dated: November 13, 2012

/s/ Kevin B. Halter, Jr.
Kevin B. Halter, Jr.
President and Treasurer (Principal Executive
Officer, Principal Financial Officer and
Principal Accounting Officer)